UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016

DST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(I.R.S. Employer Identification No)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

              The 2016 annual meeting of stockholders of DST Systems, Inc. (the “Company”) was held on May 10, 2016. Stockholders representing 31,284,160 shares, or approximately 92%, of the common shares outstanding as of the March 18, 2016 record date were present in person or were represented at the meeting by proxy.  For more information on the following proposals, see the 2016 Proxy Statement. Final voting results are shown below.

(1) The following two people were elected to serve as directors for a term expiring in 2017:

Nominee	For	Withhold	Broker Non-Votes
Joseph C. Antonellis	28,068,989	703,132	2,512,039
Stephen C. Hooley	27,109,638	1,662,483	2,512,039
(2) The stockholders ratified the appointment of PriceWaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2016:

For	29,826,591
Against	1,359,873
Abstain	97,696

(3)  The stockholders approved, on an advisory basis, the Company's executive compensation:

For	27,756,585
Against	903,332
Abstain	112,204
Broker Non-Votes	2,512,039

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 12th day of May, 2016.

DST Systems, Inc.

By:	/s/ Randall D. Young

Name:	Randall D. Young
Title:	Senior Vice President, General Counsel and
Secretary